Exhibit 10.3

LOCK-UP AGREEMENT

This LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of [          ], 2026, by and among Prologium Holding Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), Translational Development Acquisition Corp., an exempted company with limited liability incorporated under the laws of the Cayman Islands (“TDAC”), and the Persons listed on Schedule A hereto (each, a “Company Shareholder” and collectively, the “Company Shareholders”).

WHEREAS, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed thereto in the Agreement and Plan of Merger (the “Merger Agreement”) entered into by and among the Company, PLG Merger Sub 1, an exempted company with limited liability incorporated under the laws of Cayman Islands and a wholly-owned subsidiary of the Company (“Merger Sub 1”), PLG Merger Sub 2, an exempted company with limited liability incorporated under the laws of Cayman Islands and a wholly-owned subsidiary of the Company (“Merger Sub 2”), and TDAC, pursuant to which, among other things, (i) Merger Sub 1 will merge with and into TDAC (the “First Merger”), with TDAC surviving the First Merger as a wholly owned subsidiary of the Company, and (ii) TDAC will merge with and into Merger Sub 2 (the “Second Merger” and together with the First Merger, the “Mergers”), with Merger Sub 2 surviving the Second Merger as a wholly owned subsidiary of the Company.

WHEREAS, each Company Shareholder is, as of the date of this Agreement, the beneficial and sole legal owner of the number of Pre-Recapitalization Company Shares, set forth opposite such Company Shareholder’s name on Schedule A hereto (such Pre-Recapitalization Company Shares, together with any other Pre-Recapitalization Company Shares acquired by such Company Shareholder after the date of this Agreement and during the term of this Agreement, with respect to a Company Shareholder, such Company Shareholder’s “Owned Shares”).

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, the Company and TDAC have requested that each of the Company Shareholders enter into this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated into this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereto agree as follows:

Article I
Representations and Warranties of the Company Shareholders

Each Company Shareholder severally and not jointly hereby represents and warrants to the Company and TDAC as follows:

1.1           Corporate Organization. Such Company Shareholder has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization and has the requisite corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted. Such Company Shareholder if not an individual is duly licensed or qualified and in good standing (where such concept is applicable) as a foreign entity in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or materially impair the ability of such Company Shareholder to consummate the transactions contemplated hereby. If such Company Shareholder is an individual, such Company Shareholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder.

1.2           Due Authorization. Such Company Shareholder has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other corporate or equivalent proceeding on the part of such Company Shareholder is necessary to authorize this Agreement or such Company Shareholder’s performance hereunder. This Agreement has been duly and validly executed and delivered by such Company Shareholder and, assuming due authorization and execution by each other party hereto, this Agreement constitutes a legal, valid and binding obligation of such Company Shareholder, enforceable against such Company Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting or relating to creditors’ rights generally and subject, as to enforceability, to general principles of equity, whether such enforceability is considered in a proceeding in equity or at law. If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into this Agreement on behalf of such Company Shareholder.

1.3           Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of other parties hereto contained in this Agreement, no consent of or with any Governmental Authority on the part of such Company Shareholder is required to be obtained or made in connection with the execution, delivery or performance by such Company Shareholder of this Agreement or the consummation by such Company Shareholder of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such consents or to make such filings or notifications would not prevent, impede or, in any material respect, delay or adversely affect the performance by such Company Shareholder of its obligations under this Agreement.

1.4           No-Conflict. The execution, delivery and performance by such Company Shareholder of this Agreement do not and will not (a) if such Company Shareholder is not an individual, contravene or conflict with or violate any provision of, or result in the breach of the organizational documents of such Company Shareholder, (b) contravene or conflict with or result in a violation of any provision of any law, Permit or Governmental Order binding upon or applicable to such Company Shareholder or any of its properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, any of the terms, conditions or provisions of any Contract to which such Company Shareholder is a party, or (d) result in the creation or imposition of any Lien upon any of the properties or assets of such Company Shareholder, except in the case of each of clauses (b) through (d) that would not prevent, impede or, in any material respect, delay or adversely affect the performance by such Company Shareholder of its obligations under this Agreement.

1.5           Owned Shares. As of the date hereof, such Company Shareholder is the beneficial and sole legal owner of its Owned Shares, and all such Owned Shares are owned by such Company Shareholder free and clear of all liens or encumbrances, other than liens or encumbrances pursuant to this Agreement, the Ancillary Agreements, the organizational documents of the Company, the agreements set forth on Schedule B (the “Investment Agreements”), any applicable securities laws or that would not, individually or in the aggregate, reasonably be expected to prevent, delay or impair the ability of such Company Shareholder to perform its obligations under this Agreement or the consummation of the Mergers. Such Company Shareholder does not legally own any Equity Securities of the Company other than the Owned Shares. Such Company Shareholder has the sole right to vote the Owned Shares, and none of the Owned Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Owned Shares, except as contemplated by (i) this Agreement, (ii) the Ancillary Agreements, (iii) the organizational documents of the Company, (iv) the Investment Agreements, (v) any applicable securities laws, or (vi) that would not, individually or in the aggregate, reasonably be expected to prevent, delay or impair the ability of such Company Shareholder to perform its obligations under this Agreement or the consummation of the Mergers.

1.6           Acknowledgment. Such Company Shareholder understands and acknowledges that each of the Company and TDAC is entering into the Merger Agreement in reliance upon such Company Shareholder’s execution and delivery of this Agreement. Such Company Shareholder has received a copy of the Merger Agreement and is familiar with the provisions of the Merger Agreement.

1.7           Absence of Litigation. With respect to such Company Shareholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of such Company Shareholder, threatened against, such Company Shareholder or any of such Company Shareholder’s properties or assets (including such Company Shareholder’s Owned Shares) that could reasonably be expected to prevent, materially delay or materially impair the ability of such Company Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

1.8           Additional Representations and Warranties of Individual Company Shareholder. Each Company Shareholder who is an individual severally and not jointly hereby represents and warrants to the Company and TDAC that

(a)           such Company Shareholder is not a minor, and is of full age and sound mind.

(b)           such Company Shareholder (i) has such knowledge and experience in financial and business matters that he or she is capable of evaluating the risks of the transactions contemplated by the Merger Agreement and the Ancillary Agreements; and (ii) has been given a copy of the Merger Agreement and the Ancillary Agreements, is knowledgeable regarding the structure of the Mergers, including the basis and purpose of each of the Merger Agreement and the Ancillary Agreements to which he or she is a party and the transactions contemplated thereby and the roles of each of the respective parties thereto, and based on such information as the Company deems appropriate, made its own analysis and decision to enter this Agreement.

Article II
Representations and Warranties of TDAC

TDAC hereby represents and warrants to each Company Shareholder and the Company as follows:

2.1           Corporate Organization. TDAC is an exempted company with limited liability duly incorporated, is validly existing and is in good standing under the laws of the Cayman Islands and has the requisite corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted. TDAC is duly licensed or qualified and in good standing (where such concept is applicable) as a foreign entity in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or materially impair the ability of TDAC to consummate the transactions contemplated hereby.

2.2           Due Authorization. Subject to the consents, approvals, authorizations and other requirements described in Section 6.02 and Section 6.03 of the Merger Agreement, TDAC has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the board of directors of TDAC and no other corporate or equivalent proceeding on the part of TDAC is necessary to authorize this Agreement or TDAC’s performance hereunder (except that the TDAC Shareholder Approval is a condition to the consummation of the Mergers). This Agreement has been duly and validly executed and delivered by TDAC and, assuming due authorization and execution by each other party hereto, this Agreement constitutes a legal, valid and binding obligation of TDAC, enforceable against TDAC in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting or relating to creditors’ rights generally and subject, as to enforceability, to general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

2.3           No-Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 6.03 of the Merger Agreement and obtaining the TDAC Shareholder Approval, the execution, delivery and performance by TDAC of this Agreement and the consummation of the transactions by TDAC contemplated hereby do not and will not (a) contravene or conflict with or violate any provision of, or result in the breach of the TDAC Governing Documents, (b) contravene or conflict with or result in a violation of any provision of any law, Permit or Governmental Order binding upon or applicable to TDAC or any of its properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, any of the terms, conditions or provisions of any Contract to which TDAC is a party, or (d) result in the creation or imposition of any Lien upon any of the properties or assets of TDAC (including the Trust Account), except in the case of each of clauses (b) through (d) that would not prevent, impede or, in any material respect, delay or adversely affect the performance by TDAC of its obligations under this Agreement.

Article III
Representations and Warranties of the Company

The Company hereby represents and warrants to each Company Shareholder and TDAC as follows:

3.1           Corporate Organization. The Company is an exempted company with limited liability duly incorporated, is validly existing and is in good standing under the laws of the Cayman Islands and has the requisite corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted. The Company is duly licensed or qualified and in good standing (where such concept is applicable) as a foreign entity in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified, except where the failure to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

3.2           Due Authorization. The Company has the requisite corporate power and authority to execute and deliver this Agreement, (subject to the consents, approvals, authorizations and other requirements described in Sections 5.02 and 5.03 of the Merger Agreement) to perform all obligations to be performed by it hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company Board and other than the consents, approvals, authorizations and other requirements described in Section 5.02 or 5.03 of the Merger Agreement, no other corporate proceeding on the part of the Company is necessary to authorize this Agreement or the Company’s performance hereunder (except that the Company Shareholder Approval is a condition to the consummation of the Mergers). This Agreement has been duly and validly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery by each other party hereto, this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting or relating to creditors’ rights generally and subject, as to enforceability, to general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

3.3           No-Conflict. Subject to the receipt of the consents, approvals, authorizations, and other requirements set forth in Section 5.03 of the Merger Agreement, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not, (a) contravene or conflict with, or trigger shareholder rights that have not been duly waived under, the organizational documents of the Company or any of its Subsidiaries, (b) contravene or conflict with or constitute a violation of any provision of any law, Permit or Governmental Order binding upon or applicable to the Company or any of its Subsidiaries or any of their respective assets or properties, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, any of the terms, conditions or provisions of any Contract to which the Company is a party, or (d) result in the creation or imposition of any Lien on any asset, property or Equity Security of the Company or any of its Subsidiaries (other than any Permitted Liens), except in the case of clauses (b) through (d) above as would not reasonably be expected to have, individually or, in the aggregate, a Company Material Adverse Effect.

Article IV
Lock-up of Company Shareholders

4.1           Lock-Up Provisions.

(a)           Subject to the exceptions set forth herein, during the applicable Lock-Up Period (as defined below), each Company Shareholder agrees not to, without the prior written consent of the board of directors of the Company, Transfer any Locked-Up Shares held by such Company Shareholder; provided, however, if any other holder of securities of the Company enters into an agreement relating to the subject matter set forth in this Article IV in connection with the Closing on terms and conditions that are less restrictive than those agreed to herein (or such terms and conditions are subsequently relaxed including as a result of a modification, waiver or amendment), then the less restrictive terms and conditions shall apply to each Company Shareholder. The foregoing limitations shall remain in full force and effect for each Company Shareholder for a period of, with respect to 100% of the Company Ordinary Shares held, issuable or acquirable in respect of any Locked-Up Shares (rounded up to the nearest whole share) held by such Company Shareholder, (i) for the Founder Parties, eighteen (18) months from and after the Closing Date, (ii) for each of the Management (except the Founder Parties), twelve (12) months from and after the Closing Date, (iii) for nd SBCVC Navitas Limited (the “SBCVC Entities”), six (6) months from and after the Closing Date, (iv) for New Epoch and the New Horizon Shareholders, six (6) months from and after the Closing Date, and (v) for each Company Shareholders (other than the Founder Parties, the Management, the SBCVC Entities, New Epoch and the New Horizon Shareholders), six (6) months from and after the Closing Date (such periods set forth in the foregoing clauses (i) through (v), as applicable, the “Lock-Up Period”), with the percentages set forth in this sentence applying to the aggregate holdings of Locked-Up Shares held by all entities constituting such Company Shareholder (to the extent two (2) or more entities constitute such Company Shareholder), and calculated on an aggregated basis. For the avoidance of doubt, the Locked-Up Shares shall be measured on an as-exercised or as-converted basis, as applicable.

(b)           The restrictions set forth in Section 4.1(a) (the “Lock-Up Restrictions”) shall not apply to:

(i)	in the case of an entity, Transfers to (A) such entity’s officers or directors or any affiliate (as defined below) or immediate family (as defined below) of any of such entity’s officers or directors, (B) any shareholder, partner or member of such entity or their affiliates, (C) any affiliate of such entity, or (D) any employees of such entity or of its affiliates;

(ii)	in the case of an individual, Transfers by gift to members of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such Person or to a charitable organization;

(iii)	in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of the individual;

(iv)	in the case of an individual, Transfers by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement;

(v)	in the case of an individual, Transfers to a partnership, limited liability company or other entity of which the undersigned and/or the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(vi)	in the case of an entity that is a trust or a trustee of a trust, to a trustor or beneficiary of the trust, to the designated nominee of a beneficiary of such trust or to the estate of a beneficiary of such trust;

(vii)	in the case of an entity, Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(viii)	pledges of any Locked-Up Shares to a financial institution that create a mere security interest in such Locked-Up Shares pursuant to a bona fide loan or indebtedness transaction so long as the relevant Company Shareholder continues to control the exercise of the voting rights of such pledged Locked-Up Shares as well as any foreclosures on such pledged Locked-Up Shares;

(ix)	Transfers of any Company Ordinary Shares acquired as part of the PIPE Investment;

(x)	transactions relating to Company Ordinary Shares or other securities convertible into or exercisable or exchangeable for Company Ordinary Shares acquired in open market transactions after the Closing;

(xi)	the exercise of any options or warrants to purchase Company Ordinary Shares (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis);

(xii)	any Company Ordinary Shares vested or issued to such Company Shareholder pursuant to the respective employee share option plan agreements dated June 20, 2019;

(xiii)	Transfers to the Company to satisfy tax withholding obligations pursuant to the Company’s equity incentive plans or arrangements;

(xiv)	Transfers to the Company pursuant to any contractual arrangement in effect at the Closing that provides for the repurchase by the Company or forfeiture of the relevant Company Shareholder’s Company Ordinary Shares or other securities convertible into or exercisable or exchangeable for Company Ordinary Shares in connection with the termination of such Company Shareholder’s service to the Company;

(xv)	the establishment of a trading plan that meets the requirements of Rule 10b5-1(c) under the Exchange Act (a “Trading Plan”); provided, however, that no sales of Locked-Up Shares, shall be made by the relevant Company Shareholder pursuant to such Trading Plan during the applicable Lock-Up Period and no public announcement or filing is voluntarily made regarding such plan during the applicable Lock-Up Period;

(xvi)	Transfers made in connection with a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Company Ordinary Shares for cash, securities or other property subsequent to the Closing Date; and

(xvii)	Transfers of Company Ordinary Shares to the Company in connection with the repurchase of the undersigned’s shares in connection with the termination of the undersigned’s employment with the Company pursuant to contractual agreements with the Company;

(xviii)	transactions to satisfy any U.S. federal, state, or local income tax obligations of Sponsor (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), a change in or promulgation of new U.S. Treasury Regulations, or promulgation of any judicial or administrative guidance, in each case, after the date on which the Merger Agreement was executed by the parties, and such change or promulgation prevents the Mergers from qualifying as a “reorganization” pursuant to Section 368 of the Code, in each case, solely to the extent necessary to cover any tax liability as a result of the transaction.

provided, however, that in the case of clauses (i) through (v), (vii) and (viii), these permitted transferees must enter into a written agreement, in substantially the form of this Agreement, agreeing to be bound by the Lock-Up Restrictions and shall have the same rights and benefits under this Agreement.

(c)           For the avoidance of doubt, each Company Shareholder shall retain all of its rights as a shareholder of the Company during the Lock-Up Period, including the right to vote any Locked-Up Shares or receive any dividends or distributions thereon.

(d)           In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the Locked-Up Shares, are hereby authorized to decline to make any transfer of securities if such Transfer would constitute a violation or breach of the Lock-Up Restrictions.

(e)           The Company shall remove, and shall cause to be removed (including by causing its transfer agent to remove), any legends, marks, stop-transfer instructions or other similar notations pertaining to the lock-up arrangements herein from the book-entries evidencing any Locked-Up Shares at the time any such share is no longer subject to the Lock-Up Restrictions (any such Locked-Up Share, a “Free Share”), and shall take all such actions (and shall cause to be taken all such actions) necessary or proper to cause the Free Shares to be consolidated under the CUSIP(s) and/or ISIN(s) applicable to the unrestricted Company Ordinary Shares or so that the Free Shares are in a like position. Any holder of a Locked-Up Share is an express third-party beneficiary of this Section 4.1(e) and entitled to enforce specifically the obligations of the Company set forth in this Section 4.1(e) directly against the Company.

4.2           Certain Definitions. For purposes of this Article IV,

(a)           “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended;

(b)           “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of an individual;

(c)           “Founder Parties” shall mean the Founder and New Zone Corporation.

(d)           “Locked-Up Shares” shall mean, with respect to each Company Shareholder, (i) any Company Ordinary Shares held by such Company Shareholder immediately after the Second Merger Effective Time, (ii) any Company Ordinary Shares issuable upon the exercise of options or warrants to purchase Company Ordinary Shares held by such Company Shareholder immediately after the Second Merger Effective Time (along with such options or warrants themselves), and (iii) any Company Ordinary Shares acquirable upon the conversion, exercise or exchange of any securities convertible into or exercisable or exchangeable for Company Ordinary Shares held by such Company Shareholder immediately after the Second Merger Effective Time (along with such securities themselves);

(e)           “Management” shall mean all employees of the Company who hold Pre-Recapitalization Shares as of the date hereof;

(f)           “Transfer” shall mean, with respect to any securities, any (i) sale of, offer to sell, contract or agreement to sell, hypothecation of, pledge of, grant of any option, right or warrant to purchase or other transfer or disposition of, or agreement to transfer or dispose of, directly or indirectly, or establishment or increase of a put equivalent position in respect of, or liquidation or decrease of a call equivalent position in respect of, within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, any such securities, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any such securities, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

Article V
Certain Other Covenants of Company Shareholders

5.1           Confidentiality. Each Company Shareholder shall be bound by and comply with Sections 12.10 and 12.13 (Confidentiality; Publicity) of the Merger Agreement (and any relevant definitions contained in such sections) as if (a) such Company Shareholder was an original signatory to the Merger Agreement with respect to such provision, and (b) each reference to “Affiliates” contained in Section 1.01 of the Merger Agreement also referred to such Company Shareholder.

5.2           Consent to Disclosure. Each Company Shareholder consents to and authorizes the Company or TDAC, as applicable, to publish and disclose in all documents and schedules filed with the SEC or any other Governmental Authority or applicable securities exchange, and any press release or other disclosure document that the Company or TDAC, as applicable, reasonably determines to be necessary or advisable in connection with the Mergers or any other transactions contemplated by the Merger Agreement or this Agreement, such Company Shareholder’s identity and shareholding in the Company, the existence of this Agreement and the nature of such Company Shareholder’s commitments and obligations under this Agreement, and each Company Shareholder acknowledges that the Company or TDAC may, in their sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Authority or securities exchange to promptly give the Company or TDAC, as applicable, any information that is in its possession that the Company or TDAC, as applicable, may reasonably request for the preparation of any such disclosure documents, and each Company Shareholder agrees to promptly notify the Company and TDAC of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that such Company Shareholder shall become aware that any such information shall have become false or misleading in any material respect.

5.3            Trust Account Waiver. Each Company Shareholder acknowledges that TDAC is a blank check company with the powers and privileges to effect a Business Combination. Each Company Shareholder further acknowledges that, as described in the prospectus dated December 23, 2024 (the “Prospectus”), substantially all of TDAC’s assets consist of the cash proceeds of TDAC’s initial public offering and concurrent private placements of its securities and substantially all of the proceeds of the foregoing transactions have been deposited in the Trust Account for the benefit of TDAC, its public shareholders and the underwriters of TDAC’s initial public offering. Each Company Shareholder acknowledges that, except with respect to interest earned on the funds held in the Trust Account that may be released to TDAC to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of TDAC entering into the Merger Agreement, the receipt and sufficiency of which are hereby acknowledged, each Company Shareholder hereby irrevocably waives any right, title, interest or claim of any kind it has or may have in the future in or to any monies in the Trust Account and agrees not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, or arising out of, this Agreement and any negotiations, contracts or agreements with TDAC or any other Person; provided, however, that nothing in this Section 5.3 shall amend, limit, alter, change, supersede or otherwise modify the right of the Company Shareholder to (a) bring any action or actions for specific performance, injunctive and/or other equitable relief or (b) bring or seek a claim for Damages against TDAC, or any of its successors or assigns, for any breach of this Agreement (but such action(s) or claim pursuant to clauses (a) or (b) shall not be against the Trust Account or any funds distributed from the Trust Account to holders of TDAC Ordinary Shares or other Persons in accordance with the TDAC Governing Document and the Trust Agreement).

Article VI
General Provisions

6.1           Termination. This Agreement shall be effective from the date hereof and shall terminate automatically and become void and of no further force or effect, without any notice or other action by any Person, upon the earliest of (a) as to a Company Shareholder, the mutual written consent of the Company, TDAC and such Company Shareholder, (b) the termination of the Merger Agreement in accordance with its terms and (c) the date on which none of the Company, TDAC or any holder of a Locked-Up Share has any rights or obligations hereunder; provided that, in the event that the Merger Agreement is not terminated pursuant to its terms prior to the Closing, Article I through Article IV shall terminate upon the Closing but Article V shall survive indefinitely. The termination of this Agreement shall not relieve any party from any liability arising in respect of any willful and material breach of this Agreement prior to such termination. Upon the termination of this Agreement (or any portion thereof), this Article VI shall survive indefinitely.

6.2           Capacity as a Company Shareholder. Each Company Shareholder signs this Agreement solely in such Company Shareholder’s capacity as a shareholder of the Company, and not in such Company Shareholder’s capacity as a director or officer of the Company, if applicable.

6.3           Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage pre-paid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day) to the Company and TDAC in accordance with Section 12.03 of the Merger Agreement and to each Company Shareholder at its address set forth set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

6.4           Entire Agreement; Amendment. This Agreement (together with the Schedules and Exhibits to this Agreement) constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and the transactions contemplated hereby and supersedes any other agreements and understandings, whether written or oral, that may have been made or entered into by or between the parties hereto relating to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

6.5           Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties hereto, except that, for the avoidance of doubt, in connection with a Transfer of any Locked-Up Shares in accordance with the terms of this Agreement, the transferee to whom such Locked-Up Shares are transferred shall thenceforth be entitled to all the rights and be subject to all the obligations under this Agreement; provided, that no such assignment shall relieve the assigning party of its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any attempted assignment in violation of the terms of this Section 6.5 shall be null and void, ab initio. For the avoidance of doubt, no Transfer of Company Ordinary Shares, Locked-Up Shares or Free Shares shall be (or be deemed to be) an assignment of this Agreement or the rights or obligations hereunder.

6.6           Rights of Third Parties. The parties hereto hereby agree that their respective representations and warranties set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement, including, without limitation, the right to rely upon the accuracy or completeness of the representations and warranties set forth herein.

6.7           Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal substantive laws of the State of New York applicable to contracts entered into and to be performed solely within such state, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction. Any dispute, controversy, difference, or claim arising out of or relating to this Agreement, including its existence, validity, interpretation, performance, breach, or termination, or any dispute regarding non-contractual obligations arising out of or relating to this Agreement, shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted. The seat of arbitration shall be Hong Kong. There shall be three (3) arbitrators. The arbitration proceedings shall be conducted in English. The law of this arbitration clause shall be Hong Kong law. The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award. For the avoidance of doubt, a request by a party hereto to a court of competent jurisdiction for interim measures necessary to preserve such party’s rights, including pre-arbitration attachments, injunctions, or other equitable relief, shall not be deemed incompatible with, or a waiver of, the agreement to arbitrate in this Section 6.7.

6.8           Enforcement. Each of the parties hereto agrees that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (i) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 6.1, this being in addition to any other remedy to which they are entitled under this Agreement, and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not allege, and each party hereby waives the defense, that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 6.8 shall not be required to provide any bond or other security in connection with any such injunction.

6.9           Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument. Delivery by email to counsel for the other parties of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

PROLOGIUM HOLDING INC.

By:
Name:	Yang, Szu-Nan
Title:	CEO and Director

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

TRANSLATIONAL DEVELOPMENT ACQUISITION CORP.

By:
Name:
Title:

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

[COMPANY SHAREHOLDER]

By:
Name:
Title: